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                                                                     EXHIBIT 4.3

                                 SIXTH AMENDMENT

         SIXTH AMENDMENT, dated as of June 23, 2000 (this "Sixth Amendment"), to the Agreement and Amendment dated as of February 26, 1997, as amended by the First Amendment, dated as of June 17, 1997, the Second Amendment, dated as of February 3, 1998, the Third Amendment, dated as of March 26, 1998, the Fourth Amendment, dated as of July 10, 1998 and the Fifth Amendment dated as of March 30, 1999 (as the same may be amended, supplemented or modified from time to time, the "February 1997 Five-Year Agreement and Amendment") among HCA - THE HEALTHCARE COMPANY (formerly known as Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties hereto (the "Banks"), BANK OF AMERICA, N.A., THE BANK OF NEW YORK, DEUTSCHE BANK AG, FLEET NATIONAL BANK, THE FUJI BANK LIMITED, THE INDUSTRIAL BANK OF JAPAN, LIMITED, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, PNC BANK NATIONAL ASSOCIATION, TORONTO DOMINION (TEXAS), INC., UNION BANK OF SWITZERLAND, NEW YORK BRANCH AND WACHOVIA BANK, N.A., as co-agents (collectively, the "Co-Agents"), THE SAKURA BANK, LTD. NEW YORK BRANCH, THE SUMITOMO BANK LIMITED, SUNTRUST BANK, WELLS FARGO BANK, N.A., as Lead Managers (collectively, the "Lead Managers") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks hereunder ("Chase", and in such capacity, the "Agent") and as CAF Loan Agent (in such capacity, the "CAF Loan Agent").

                              W I T N E S S E T H :

         WHEREAS, for the convenience of the parties to the agreement and amendment dated as of February 28, 1996 (the "February 1996 Agreement and Amendment"), among the Company, the several banks and other financial institutions from time to time parties thereto and Chase, as agent for the Banks hereunder and as CAF Loan Agent, a composite conformed copy (the "Five-Year Composite Conformed Credit Agreement") of the Credit Agreement, dated as of February 10, 1994 as incorporated by reference into and amended by the September 1994 Agreement and Amendment, the February 1995 Agreement and Amendment and the February 1996 Agreement and Amendment was prepared and delivered to such parties;

         WHEREAS, the February 1997 Five-Year Agreement and Amendment adopts and incorporates by reference all of the terms and provisions of the Five-Year Composite Conformed Credit Agreement, subject to the amendment thereto provided for in the February 1997 Five-Year Agreement and Amendment;

         WHEREAS, the parties hereto wish to amend certain provisions of the February 1997 Five-Year Agreement and Amendment on the terms set forth herein;





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         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the February 1997 Five-Year Agreement and Amendment shall be used as so defined.

         2. Amendments to the February 1997 Five-Year Agreement and Amendment in respect of the Letter of Credit Facility. Section 3 of the February 1997 Five-Year Agreement and Amendment is hereby amended by deleting the defined term "Consolidated Earnings Before Interest and Taxes" in its entirety and substituting in lieu thereof the following new defined term in proper alphabetical order:

            "'Consolidated Earnings Before Interest and Taxes': for any period for which the amount thereof is to be determined, Consolidated Net Income for such period, plus (i) all amounts deducted in computing such Consolidated Net Income in respect of interest expense on Indebtedness and income taxes and (ii) non-recurring charges incurred or made as of or for fiscal quarters ending on or after June 30, 2000 related to the Company's partial settlement with the Department of Justice not exceeding in the aggregate $745,000,000 on a pre-tax basis."

         3. Effective Date; Conditions Precedent. This Sixth Amendment will become effective on June 23, 2000 (the "Effective Date") subject to the compliance by the Company with its agreements herein contained and to the satisfaction on or before the Effective Date of the following further conditions:

            (a) Loan Documents. The Agent shall have received copies of this Sixth Amendment, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank, and executed and delivered by the Required Banks.

            (b) Fees. The Agent shall have received, for the account of each Bank which executes and delivers this Amendment on or prior to 5:00 p.m. New York City time on June 23, 2000, an amendment fee in an amount equal to
     2.5 basis points on such Bank's Commitment as in effect prior to the Effective Date, payable in immediately available funds on or before the Effective Date.

            (c) Company Officers' Certificate. On and as of the Effective Date and after giving effect to this Sixth Amendment, no Default shall have occurred (except a Default which shall have been waived in writing or which shall have been cured); and the Agent shall have received a certificate containing a representation to these effects dated the Effective Date and signed by a Responsible Officer.

            (d) Second Amendment to July 1998 Agreement. That certain credit agreement, dated as of July 10, 1998, among the Company, the several banks and other financial institutions from time to time parties thereto, Nationsbank, N.A., The Bank of Nova Scotia, Deutsche Bank Securities, and The Chase Manhattan Bank, as administrative agent (the "July 1998 Agreement"), shall have been amended in a manner corresponding to the amendments hereof.




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           (e) First Amendment to March 2000 Agreement. That certain credit agreement, dated as of March 13, 2000, among the Company, the several banks and other financial institutions from time to time parties thereto, Chase Securities Inc., Bank of America, N.A., The Bank of Nova Scotia, Deutsche Bank AG New York Branch, The Bank of New York, The Industrial Bank of Japan, Limited, Citicorp USA, Inc., Fleet National Bank, Credit Suisse First Boston, Suntrust Bank, Wachovia Bank, N.A., and The Chase Manhattan Bank, as administrative agent (the "March 2000 Agreement"), shall have been amended in a manner corresponding to the amendments hereof.

         4. Legal Obligation. The Company represents and warrants to each Bank that this Sixth Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         5. Continuing Effect; Application. Except as expressly amended hereby, the February 1997 Five-Year Agreement and Amendment shall continue to be and shall remain in full force and effect in accordance with its terms.

         6. Expenses. The Company agrees to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Sixth Amendment and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

         7. GOVERNING LAW. THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8. Counterparts. This Sixth Amendment may be executed by one or more of the parties to this Sixth Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Sixth Amendment signed by all the parties shall be lodged with the Company and the Agent.




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         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    HCA - THE HEALTHCARE COMPANY



                                    By: /s/ DAVID G. ANDERSON
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    THE CHASE MANHATTAN BANK, as Agent, as CAF
                                    Loan Agent and as a Bank



                                    By: /s/ DAWN LEE LUM
                                        ----------------------------------------
                                        Name:
                                        Title: